UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 17, 2006

FiberNet Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-7841	52-2255974
(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 405-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Change in Control Plan

On August 17, 2006, the Compensation Committee of the Board of Directors of FiberNet Telecom Group, Inc. (“FiberNet”) approved the FiberNet Telecom Group, Inc. Change in Control Plan (the “Plan”). Pursuant to the terms of the Plan, members of senior management are entitled to certain benefits upon a termination of employment (other than a termination by FiberNet for “Cause” or by an employee without “Good Reason” as such terms are defined in the Plan) that occurs within one year after a Change in Control event (as defined in the Plan). Specifically, each Vice President and Senior Vice President shall be entitled to a cash payment of 50% of his or her current base salary and the President shall be entitled to a cash payment of 100% of his or her current base salary, plus a pro-rated portion of his or her annual bonus. FiberNet shall also pay the premiums for continued health care coverage for six months for each Vice President and Senior Vice President and for 12 months for the President.

In addition, the Plan provides that if the benefits payable in connection with a Change in Control event are subject to an Excise Tax (as defined in the Plan), then (i) for the President, FiberNet agrees to make such individual whole by making a gross-up payment, such that the net total amount of benefits actually received is equal to those benefits calculated as if only standard income taxes, and not the Excise Tax, had applied, and (ii) for each Vice President and Senior Vice President, FiberNet shall pay to such individual the greater of (A) the total value of the benefits payable if reduced to avoid triggering the Excise Tax or (B) the total value of the benefits payable even if the Excise Tax applies, such that the net total amount of benefits actually received by such individual is maximized.

Equity Incentive Awards.

On August 17, 2006, the Compensation Committee approved certain grants of restricted stock and incentive stock options to our directors and executive officers, as set forth in Exhibit 10.1 filed herewith.

Form of Restricted Stock Agreement and Form of Incentive Stock Option Agreement

On August 17, 2006, the Compensation Committee approved a form of Restricted Stock Agreement and a form of Incentive Stock Option Agreement under the FiberNet Telecom Group, Inc. 2003 Equity Incentive Plan, which will be used in connection with the foregoing grants of restricted stock and incentive stock options for FiberNet’s directors and executive officers.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Schedule of Grants of Restricted Stock and Incentive Stock Options to Directors and Executive Officers on August 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Charles Wiesenhart Jr.
Name:	Charles Wiesenhart Jr.
Title:	Vice President—Finance and
Chief Accounting Officer

Date: August 18, 2006